UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

Appreciate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Baker Road, Suite 200 Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

(952) 470-8888 (Registrant’s telephone number, including area code)

PROPTECH INVESTMENT CORPORATION II 3415 N Pines Way, Suite 204 Wilson, WY 83014
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SFR	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SFRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On November 29, 2022, Appreciate Holdings, Inc. (f/k/a PropTech Investment Corporation II (“PTIC II”)) (the “Company” or “Appreciate”) closed its business combination (the “Business Combination”) with Appreciate Intermediate Holdings, LLC, a Delaware limited liability company (“NewCo LLC”), pursuant to that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), dated as of May 17, 2022, by and among (i) PTIC II, (ii) RW National Holdings, LLC, a Delaware limited liability company (“Renters Warehouse”), and Lake Street Landlords, LLC, a Delaware limited liability company, in its capacity as the representative of applicable Renters Warehouse unitholders. Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2022 by PTIC II., as revised, supplemented updated or amended by additional definitive proxy materials filed with the SEC prior to the date of this Current Report on Form 8-K (the “Definitive Proxy Statement”). The material provisions of the Business Combination Agreement are described in the Definitive Proxy Statement in the section “Proposal 2. The Business Combination Proposal.”

Pursuant to the Business Combination Agreement, PTIC II formed NewCo LLC for purposes of consummating the transactions contemplated by the Business Combination Agreement. Each share of PTIC II Class B Common Stock (“PTIC II Class B Common Stock”) that was issued and outstanding immediately prior to the Closing was converted into one (1) share of PTIC II Class A Common Stock (“PTIC II Class A Common Stock”). The Proposed Appreciate Charter (as further discussed below) and the Proposed Appreciate Amended and Restated Bylaws (as further discussed below) became the Governing Documents (as defined in the Business Combination Agreement) of PTIC II, and PTIC II changed its name to “Appreciate Holdings, Inc.” in accordance with the Business Combination Agreement. Upon Closing, current Renters Warehouse unitholders (“Rolling Renters Warehouse Unitholders”) contributed all of their current Renters Warehouse units (“Existing Renters Warehouse LLC Interests”) to NewCo LLC in exchange for non-voting NewCo LLC Class B Units (“NewCo LLC Class B Units”), the NewCo LLC Agreement was amended and restated in the required form, PTIC II contributed the Closing Date Contribution Amount to NewCo LLC, in exchange for NewCo LLC Class A Units (“NewCo LLC Class A Units”), and the unitholders of NewCo LLC (other than PTIC II) received a number of shares of Appreciate Class B Common Stock (the “Appreciate Class B Common Stock”) equal to 31,200,000 NewCo LLC Class B units, (the “Transaction Equity Security Amount”), on the terms and conditions set forth in the Business Combination Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

The Consideration

Pursuant to the Business Combination Agreement:

●	the cumulative value of the business combination consideration was $312,000,000;

●	Each share of PTIC II Class B Common Stock that was issued and outstanding immediately prior to the Closing was converted into one (1) share of PTIC II Class A Common Stock (the “PTIC Class A Common Stock”);

●	Rolling Renters Warehouse Unitholders contributed all of their Existing Renters Warehouse LLC Interests (the “RW Interests”) to NewCo LLC in exchange for 31,200,000 non-voting NewCo LLC Class B Units (the “Class B Units”), PTIC II contributed the Closing Date Contribution Amount to NewCo LLC in exchange for 23,000,000 NewCo LLC Class A Units (the “Class A Units” and, together with the Class B Units, the “NewCo Units”), the NewCo LLC Unitholders (other than PTIC II) received a number of shares of Appreciate Class B Common Stock, equal to the Transaction Equity Security Amount, and in connection with the transactions that occurred in the preceding sentence, Appreciate became the managing member of NewCo LLC (collectively, the “Appreciate Merger”).

●	With respect to the portion of business combination consideration under the Business Combination Agreement at the Closing to which the holders of RW Interests were entitled as described above, the cumulative value of merger consideration to which they are together entitled equals $312,000,000 or the “Equity Value.” The exact amount or 31,200,000 shares of Class B Common Stock was allocated to the holders of RW Interests.

●	Newco LLC did not redeem any former Class A-1 or Class A RW Interests in connection with the business combination transactions.

●	PTIC II contributed the Closing Date Contribution Amount, as a capital contribution in exchange for a portion of common stock it acquired in the Appreciate Merger.

●	Following the Closing if, on or any time prior to the fifth (5th) anniversary of the date of the Closing, the closing sale price of the PTIC II Class A Common Stock is greater than or equal to $12.50, $15.00 or $17.50 (which shall be adjusted equitably to reflect any dividend, split, or other noneconomic reclassification of shares of PTIC II’s capital stock) over any twenty (20) trading days within any thirty (30) consecutive trading day period, then PTIC II shall issue (or cause to be issued) to Rolling Renters Warehouse Unitholders holding non-voting NewCo LLC Class B Units as of the Closing, in the aggregate, 1,000,000, 2,000,000 or 3,000,000 shares of Appreciate Class B Common Stock (as defined in the Business Combination Agreement) and NewCo LLC Class B Units, respectively. PTIC II shall issue such Appreciate Class B Common Stock to such Rolling Renters Warehouse Unitholders in accordance with the Allocation Schedule above.

This summary is qualified in its entirety by reference to the text of the Business Combination Agreement, as amended, which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

On November 29, 2022, in connection with the closing of the Business Combination (the “Closing”), the Company entered into the Tax Receivable Agreement (the “Tax Receivable Agreement”) with the TRA Party Representative (as defined in the Tax Receivable Agreement) and the TRA Parties (as defined in the Tax Receivable Agreement).

Pursuant to the Tax Receivable Agreement, Appreciate will generally be required to pay the applicable TRA Parties) 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits (and any interest related thereto) and any interest amount thereon, that Appreciate (and any applicable subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:

●	tax basis adjustments resulting from the Initial Sale (as defined in the Tax Receivable Agreement, if any), from certain redemptions of St. Cloud Capital Partners II SBIC, LP’s (“St. Cloud”) NewCo LLC Class B Units (if any), and from taxable exchanges of NewCo LLC Class B Units and/or Earn Out Units (if any) (each as defined in the Tax Receivable Agreement) (including any such tax basis adjustments resulting from certain payments made by Appreciate Holdings, Inc. under the Tax Receivable Agreement) acquired by Appreciate for Class A Common Stock and/or cash from a TRA Party pursuant to the terms of the A&R LLC Agreement or from St. Cloud (if any) and

●	tax deductions in respect of imputed interest deemed to be paid as a result of certain payments made under the Tax Receivable Agreement.

Under the Tax Receivable Agreement, Appreciate (and any applicable subsidiaries thereof, if any) will generally be treated as realizing a tax benefit from the use of a Tax Attribute (as defined in the Tax Receivable Agreement) on a “with and without” basis (subject to certain exceptions), thereby generally treating the Tax Attributes as the last item used; provided that, for purposes of determining any such tax benefit with respect to state and local income taxes, certain simplifying assumptions will be used. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that Appreciate determines (with the amount of payments subject to the TRA Party Representative’s (as defined in the Tax Receivable Agreement) review and consent and the Reconciliation Procedures (as defined in the Tax Receivable Agreement)), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by Appreciate (and any applicable subsidiaries thereof, if any) are disallowed, the TRA Parties will not be required to reimburse Appreciate for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Parties will generally be applied against and reduce any future cash payments otherwise required to be made by Appreciate Holdings, Inc. under the Tax Receivable Agreement to the applicable TRA Parties, if any, after the determination of such excess. As a result, in certain circumstances Appreciate could be required to make payments under the Tax Receivable Agreement in excess of Appreciate’s (and any applicable subsidiaries thereof, if any) actual savings in respect of the Tax Attributes.

The Tax Receivable Agreement provides that, in the event (such events collectively, “Early Termination Events”) that (i) Appreciate exercises its early termination rights under the Tax Receivable Agreement, (ii) Appreciate in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for three (3) months following such final payment date or (iii) Appreciate breaches (or is deemed to breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (ii) and, in the case of clauses (ii) and (iii), unless certain liquidity related or restrictive covenant related exceptions apply Appreciate’s obligations under the Tax Receivable Agreement will accelerate (or the TRA Party Representative may seek specific performance of the Tax Receivable Agreement) and, Appreciate will be required to make a lump-sum cash payment to all the TRA Parties equal to the present value, discounted at the Early Termination Rate (as defined in the Tax Receivable Agreement) as of and starting from the Early Termination Date (as defined in the Tax Receivable Agreement) of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of Appreciate (and any applicable subsidiaries thereof, if any) to fully utilize the Tax Attributes and that all NewCo LLC Class B Units that had not yet been exchanged for Class A Common Stock or cash are deemed exchanged. The lump-sum payment could be material and could materially exceed any actual tax benefits that Appreciate (and any applicable subsidiaries thereof, if any) realizes subsequent to such payment.

 As a result of the foregoing, in some circumstances (i) Appreciate Holdings, Inc. could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that Appreciate Holdings, Inc. (and any applicable subsidiaries thereof, if any) realizes in respect of the Tax Attributes and (ii) it is possible that Appreciate Holdings, Inc. may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur). For example, assuming no material changes in the relevant tax law, we expect that if the Tax Receivable Agreement were terminated immediately after the closing of the Business Combination, the estimated TRA lump-sum payment would approximately be $50,436 depending on Appreciate Holdings, Inc.’s rate of recovery of the tax basis increases associated with the deemed exchange of the NewCo LLC Class B Units and/or Earn Out Units (if any) (other than those held by us). This estimated TRA lump-sum payment is calculated using a discount rate equal to 5.81% (utilizing a SOFR rate of 3.81%), applied against an undiscounted liability of approximately $82,202. If the TRA Parties were to exchange all of their NewCo LLC Class B Units (excluding any Earn Out Units), Appreciate Holdings, Inc. would recognize a deferred tax asset of approximately $32,706 assuming no valuation allowance is recorded and a related liability for payments under the Tax Receivable Agreement of approximately $82,202, assuming (i) that the TRA Parties redeemed or exchanged all of their NewCo LLC Class B Units and/or Earn Out Units (if any) on the Closing Date; (ii) no Earn Out Units were earned or vested as of the Closing Date (iii) a price of $10.00 per share; (iv) a constant combined effective income tax rate of 24.72%; (v) Appreciate Holdings, Inc. will have sufficient taxable income in each year to realize the tax benefits that are subject to the Tax Receivable Agreement; and (vi) no material changes in tax law. These amounts are estimates and have been prepared for informational purposes only. The actual amount of deferred tax assets and related liabilities that we will recognize (if any) will differ based on, among other things, the timing and amount of any taxable income, the timing of the exchanges, the price of the shares of Appreciate Class A Common Stock at the time of the relevant exchange, and the tax rates then in effect. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

It is more likely than not that the deferred tax assets will not be realized in accordance with ASC Topic 740, ‘Income Taxes’ (“ASC 740”). As such, Appreciate has reduced the full carrying amount of the deferred tax assets with a valuation allowance in the no redemption scenario. In the max redemption scenario the impact of deferred taxes is immaterial. Management will continue to monitor and consider the available evidence from quarter to quarter, and year to year, to determine if more or less valuation allowance is required at that time.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

On November 29, 2022, in connection with the Closing, Appreciate entered into the Investor Rights Agreement with the Sponsor, the other Founder Holders (as defined therein) and the Sellers (as defined therein), which provides that Appreciate will agree to register for resale certain shares of Class A Common Stock, par value $.0001 per share (the “Appreciate Class A Common Stock”) and other equity securities of Appreciate that are held by the parties thereto from time to time. The Investor Rights Agreement provides for underwritten offerings and piggyback registration rights, in each case subject to certain limitations set forth therein.

Under the Investor Rights Agreement, certain of the parties thereto agreed to a 180-day lock-up from the Closing, subject to certain limitations set forth therein.

This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

LLCA

On November 29, 2022, in connection with the Closing, the Limited Liability Company Agreement of NewCo LLC, dated as of immediately prior to the Closing, by and among NewCo LLC and NewCo LLC Unitholders thereto, was amended and restated to, among other things, reflect: (a) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Documents, (b) the Company’s designation as the sole Managing Member of NewCo LLC, and (c) the rights and obligations of the Members and other terms and provisions, as set forth in the A&R LLC Agreement.

This summary is qualified in its entirety by reference to the text of the LLCA, which is included as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

CEF Purchase Agreement

On May 17, 2022, PTIC II entered into the CEF Purchase Agreement with CF Principal Investments, LLC (the “Investor”), relating to a Committed Equity Facility. Pursuant to the CEF Purchase Agreement, Appreciate will have the right from time to time at its option following the Closing to sell to the Investor up to the lesser of (i) $100.0 million of Appreciate Class A Common Stock and (ii) the Exchange Cap, subject to certain customary conditions and limitations set forth in the CEF Purchase Agreement.

Following the Closing, and upon the initial satisfaction of the conditions to the Investor’s obligation to purchase Appreciate Class A Common Stock set forth in the CEF Purchase Agreement, including that a registration statement registering the resale by the Investor of the Appreciate Class A Common Stock under the Securities Act, purchased pursuant to the CEF Resale Registration Statement is declared effective by the SEC and a final prospectus relating thereto is filed with the SEC, Appreciate has the right, but not the obligation, from time to time at its sole discretion until the first day of the month following the thirty-six (36-) month period from and after the Commencement, to direct the Investor to purchase up to a specified maximum amount of Appreciate Class A Common Stock as set forth in the CEF Purchase Agreement by delivering written notice to the Investor prior to the commencement of trading on any trading day. The purchase price of the Appreciate Class A Common Stock that Appreciate elects to sell to the Investor pursuant to the CEF Purchase Agreement will be 98% of the volume weighted average price of the Appreciate Class A Common Stock during the applicable purchase date on which Appreciate has timely delivered written notice to the Investor directing it to purchase shares of Appreciate Class A Common Stock under the CEF Purchase Agreement. The net proceeds from any sales under the CEF Purchase Agreement will depend on the frequency with, and prices at, which the shares of Appreciate Class A Common Stock are sold to the Investor. In effect, the CEF Purchase Agreement allows Appreciate to raise primary equity capital on a periodic basis outside the context of a traditional underwritten follow-on offering following the Closing. The timing of any sales will be determined by Appreciate from time to time in its sole discretion, depending on a variety of factors, including among other things, market conditions, the trading price of Appreciate Class A Common Stock and determinations by Appreciate regarding the use of proceeds of such sales.

This summary is qualified in its entirety by reference to the text of the CEF Purchase Agreement, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

CEF Registration Rights Agreement

In connection with PTIC II’s entry into the committed equity facility with a purchase agreement (“the CEF Purchase Agreement”), at the Closing of the transactions contemplated by the Business Combination Agreement, the Company entered into the CEF Registration Rights Agreement, pursuant to which the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act, the shares of Appreciate Class A Common Stock that are sold to the Investor under the Committed Equity Facility and the Commitment Shares.

This summary is qualified in its entirety by reference to the text of the CEF Registration Rights Agreement, which is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Omnibus Amendment to Securities Purchase Agreement and 12% Promissory Note

Renters Warehouse issued a related party secured promissory note dated as of November 7, 2016, to St. Cloud (as amended, the “St. Cloud Note”), a member, pursuant to that certain Securities Purchase Agreement dated as of November 7, 2016 by and between Renters Warehouse and St. Cloud (as amended, the “Securities Purchase Agreement”). The St. Cloud Note bears an annual interest rate of 12% and requires monthly interest-only payments with all outstanding principal and interest originally due November 1, 2022. The St. Cloud Note is secured by substantially all assets of Renters Warehouse. During 2021 and 2020, Renters Warehouse incurred approximately $1.4 million and $1.3 million of interest expense on notes payable to related parties that also had equity interests in Renters Warehouse, respectively.

In March 2021, the Securities Purchase Agreement was amended to require the Company to issue Renters Warehouse Common Units to St. Cloud in an amount equal to 1% of Renters Warehouse’s Common Unit capitalization on each of the following dates, as long as the note remains outstanding: September 30, 2021, March 31, 2022, September 30, 2022, and March 31, 2023. This contingent equity distribution feature was bifurcated and separately accounted for as a derivative liability. At the amendment date, Renters Warehouse recognized a derivative liability and corresponding debt discount of $0.4 million.

On May 16, 2022, in connection with the Business Combination Agreement, Renters Warehouse amended the St. Cloud Note and the Securities Purchase Agreement (collectively, the “Omnibus Amendment”) to (i) extend the maturity date from November 1, 2022 to June 30, 2023, (ii) eliminate Renters Warehouse’s requirement to issue Renters Warehouse Common Units to St. Cloud at future dates and (iii) provide forbearance from any exercise of remedies for failure to comply with certain covenants. The forbearance period extends through the earlier of the St. Cloud Note’s maturity date, the occurrence of the Business Combination with PTIC II, or the termination of the Business Combination agreement with PTIC II.

In June 2022 and September 2022, Renters Warehouse further amended the St. Cloud Note to extend the maturity date. The amendment in June extended the maturity date from June 30, 2023 to July 31, 2023 (the “June 2022 Amendment”), and the amendment in September extended the maturity date from July 31, 2023 to December 31, 2023 (the “September 2022 Amendment”).

This summary is qualified in its entirety by reference to the text of the Omnibus Amendment, the June 2022 Amendment and the September 2022 Amendment, which are included as Exhibits 10.6, 10.7 and 10.8 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Deferred Service Provider Agreements

Effective as of November 29, 2022, a number of service providers to PTIC II and Appreciate entered into agreements to defer amounts due to these service providers (the “Deferred Fees and Expenses”) until such time when sufficient funds become available to Appreciate to pay such Deferred Fees and Expenses in cash (each, a “Deferred Agreement,” and collectively, the “Deferred Agreements”). As an alternative to cash payment, a service provider may elect in writing no later than 30 days following November 29, 2022, to receive all or a portion of its Deferred Fees and Expenses (an “Equity Election”) in the form of Appreciate Class A Common Stock, valued based on the average daily VWAP price over 20 scheduled trading days ending on the trading day immediately prior to the date of the Equity Election or such value per share otherwise agreed by Appreciate and the service provider. In the event of an Equity Election, Appreciate will use commercially reasonable efforts to register the resale of such shares of Appreciate Class A Common Stock under the Securities Act of 1933, as amended. The amounts of the Deferred Fees and Expenses for the service providers are set forth below:

Provider	Deferred Fees and Expenses	Additional Agreements(1)
Gateway Investor Relations	$40,000	NA
Northland Securities, Inc.	$6,005,000	(2)
Northern Pacific Group	$5,226,528	NA
HC PropTech Partners II, LLC	$317,500	NA
Kirkland & Ellis (“K&E”)	$7,700,000	(2)
McKinsey & Company	$2,700,000	Deferred Fees and Expenses accrue interest at the rate of 1% per month until the date of payment.
D.A. Davidson	$750,000	The Deferred Fees and Expenses are due June 30, 2023.
Moelis & Company LLC	$3,750,000	(2)(3)
MKM Partners LLC	$300,000	NA

(1)	No Deferred Other Advisor Fee may be paid in cash until K&E has received (a) the K&E Closing Cash Fee, (b) at least 50% of the proceeds from any committed equity facility (including pursuant to the CEF Purchase Agreement) (each, a “CEF”) and (c) in respect of any payments other than in connection with a CEF, a pro rata portion of the then-remaining K&E Remainder Fee is paid, determined by reference to the then-remaining amount of the K&E Remainder Fee and the then-remaining amounts of the Deferred Other Advisor Fees, in each case, within ten (10) business days. Except to the extent that any unpaid K&E Remainder Fee has been converted to Appreciate Class A Common Stock, such balance shall bear interest at the rate of eight percent (8%) per annum, compounded quarterly, and such interest shall be due and payable in full at such time as the unpaid K&E Fees are otherwise paid or payable.

(2)	Within ten (10) business days of the effective date of the first resale registration statement on Form S-1 filed by Appreciate, Appreciate is required to pay (a) to K&E, $2,000,000 USD (the “K&E Closing Cash Fee”), (b) to Cantor Fitzgerald & Co, $2,200,000 USD, (c) to Moelis & Company LLC (“Moelis”) $2,250,000 USD (the “Moelis Deferred Cash Fee”) and (d) to Northland Securities Inc., $300,000 USD, respectively, with each such amount to be paid in cash simultaneously. With respect to the remaining $5,700,000 in Deferred Fees and Expenses due to K&E (the “K&E Remainder Fee”), fifty percent (50%) of the proceeds received in connection with any CEF shall be used to pay the K&E Remainder Fee, promptly, and in any event within ten (10) business days of receipt of such proceeds and in priority to any then-unpaid expenses due and payable in cash to Appreciate’s advisors, equityholders or affiliates (the “Deferred Other Advisor Fees”) in connection with the Business Combination.
(3)	Moelis shall receive a non-refundable fee of $2,250,000 (the “Moelis Deferred Cash Fee”) upon the effectiveness of any registration statement (the “First Effectiveness Date”). Moelis shall also receive Appreciate Class A Common Stock (the “Deferred Stock Consideration”) delivered at the option of Moelis, either (i) within four business days of the First Effectiveness Date equal to $1,500,000, divided by daily VWAP price over the fewer of (a) 20 scheduled trading days ending on the trading day immediately prior to the First Effectiveness Date and (b) all of the scheduled trading days beginning at Closing and ending the trading day immediately prior to the First Effectiveness Date or (ii) promptly upon on April 1, 2023 equal to $1,500,000 divided by the daily VWAP price over 20 scheduled trading days ending on the trading day immediately prior to April 1, 2023. Appreciate agrees to keep the registration statement (and/or refile a new registration statement) effective until the earlier of two years or until Moelis resells pursuant to the registration statement all of the Appreciate Class A Common Stock delivered to it or until any unsold Appreciate Class A Common Stock delivered to Moelis is freely tradeable under Rule 144. If either the Moelis Closing Cash Fee or the Moelis Deferred Cash Fee is not paid at the agreed-upon times described herein, a total of $5,860,000 shall be due and payable by Appreciate to Moelis immediately.

Bridgewater Loan Amendments

On November 20, 2022, RW OA Acquisition, LLC and RW National Holdings, LLC entered into Amendment No. 1 to their respective loan agreements with Bridgewater Bank. The Amendment confirmed that all existing defaults under the loan agreements were waived through the effective date of the Amendment and that all financial covenants were waived for the quarterly periods ended September 30, 2022 and December 31, 2022.

This summary is qualified in its entirety by reference to the text of Amendment No. 1 to Loan Agreement which is included as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Purchase Agreement

As previously reported, on November 20, 2022, PTIC II and Vellar Opportunity Fund SPV LLC – Series 9 (the “Vellar”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Vellar intended, but was not obligated, to purchase in the open market through a broker shares of PTIC II Class A Common Stock, after the date of the Forward Purchase Agreement and after the expiration of PTIC II’s redemption deadline from holders of shares of PTIC II Class A Common Stock (other than PTIC II or affiliates of PTIC II) who had elected to redeem shares of PTIC II Class A Common Stock pursuant to the redemption rights set forth in PTIC II’s amended and restated certificate of incorporation, dated as of December 3, 2020, in connection with the Business Combination Agreement, up to a maximum of 9,000,000 shares of PTIC II Class A Common Stock at a redemption price of approximately $10.08 per Share (based on an amount of $231,870,089.06 currently held in the Trust Account) to be paid to investors who elected to redeem their shares at PTIC II’s redemption deadline (the “Initial Price”); provided that Vellar may not beneficially own greater than 9.9% of the issued and outstanding shares of Appreciate Class A Common Stock on a post-Business Combination pro forma basis. Vellar agreed to waive any redemption rights with respect to any shares of PTIC II Class A Common Stock in connection with the Business Combination. Such waiver may reduce the number of shares of PTIC II Class A Common Stock redeemed in connection with the Business Combination, which reduction could alter the perception of the potential strength of the Business Combination.

The Forward Purchase Agreement provided that not later than one local business day following the Closing (the “Prepayment Date”) of the Business Combination, PTIC II would pay to Vellar, out of funds held in the Trust Account, a cash amount (the “Prepayment Amount”) equal to (x) the product of the number of Recycled Shares and the Initial Price, less, on the Prepayment Date, (y) one-half of the product of 10% of the number of Recycled Shares and the Initial Price (the “Leakage Amount”), which remaining one-half of the Leakage Amount shall be paid by the Vellar to the Combined Company on the earlier to occur of (a) the date that the SEC declares a registration statement registering the resale of all shares held by Vellar and its affiliates effective, and (b) the OET Date (as defined in the Forward Purchase Agreement). In addition to the Prepayment Amount, PTIC II paid directly from the Trust Account on the Prepayment Date, an amount equal to the product of 500,000 and the redemption price (the “Additional Consideration”), for the purpose of repayment of Vellar having actually purchased from third parties prior to the Closing. The Additional Consideration shall be free and clear of all obligations of Vellar in connection with signing a definitive agreement for the Forward Purchase Transaction. Vellar agreed to waive any redemption rights with respect to the shares of PTIC II Class A Common Stock.

From time to time following the Closing and prior to the earliest to occur of (a) the third anniversary of the Closing and (b) the date specified by Vellar in a written notice to be delivered to Appreciate at Vellar’s discretion after the occurrence of any of a (x) Trigger Event or (y) Delisting Event (as defined in the Forward Purchase Agreement) (in each case, the “FPA Maturity Date”), Vellar may, in its sole discretion, sell some or all of the shares of Appreciate Class A Common Stock. On the last trading day of each calendar month following the Business Combination, solely from any proceeds from any sales of shares of Appreciate Class A Common Stock by Vellar that are not retained for its account to repay the Leakage Amount, Vellar will pay to Appreciate the product of the number of shares of Appreciate Class A Common Stock sold multiplied by the Reset Price. The “Reset Price” shall be, on the first scheduled trading day of each month commencing on the first calendar month following the Closing, the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the shares of Appreciate Class A Common Stock of the last ten (10) trading days of the prior calendar month, but not lower than $5.00; provided that to the extent that Appreciate offers and sells any shares of Appreciate Class A Common Stock or securities convertible into shares of Appreciate Class A Common Stock at a price lower than the Initial Price, the Reset Price, shall be modified to equal such reduced price at which such securities may be issued. Vellar will retain any sale proceeds in excess of the product of the number of shares of Appreciate Class A Common Stock sold by Vellar and the Reset Price.

In the event that the VWAP Price of the Appreciate Class A Common Stock falls below $2.00 per share for 20 trading days during any 30 trading day period, then Vellar may elect to accelerate the FPA Maturity Date to the date of such Trigger Event. At the FPA Maturity Date, Appreciate is required to purchase from Vellar, subject to Vellar’s consent, all of the unsold shares of Appreciate Class A Common Stock for consideration equal to an amount, in cash or shares of Appreciate Class A Common Stock at the sole discretion of Combined Company (the “FPA Maturity Consideration”), equal to (a) in the case of cash, the product of the unsold shares of PTIC II Class A Common Stock and $1.75, or $2.00, solely in the event of a Registration Failure (as defined in the Forward Purchase Agreement), and (b) in the case of shares of Appreciate Class A Common Stock, such number of shares of Appreciate Class A Common Stock (the “FPA Maturity Shares”) with a value equal to the product of the unsold shares of Appreciate Class A Common Stock and $1.75, or $2.00, solely in the event of a Registration Failure, divided by the VWAP Price of the shares of Appreciate Class A Common Stock for the 30 trading days prior to the FPA Maturity Date; provided that the FPA Maturity Shares used to pay the FPA Maturity Consideration are freely tradable. If the FPA Maturity Shares are not freely tradable, Vellar shall instead receive such number of shares of Appreciate Class A Common Stock equal to the product of (i) three (3) and (ii) 9,000,000 minus the Terminated Shares (as defined in the Forward Purchase Agreement) (the “Penalty Shares”); provided, however, that if the Penalty Shares are freely tradable within 120 days after the FPA Maturity Date, Vellar shall return to Appreciate such number of Penalty Shares that are valued in excess of FPA Maturity Consideration based on the 10-day VWAP ending on the date that such shares of Appreciate Class A Common Stock satisfied the Share Conditions.

In addition, pursuant to the terms and conditions of the Forward Purchase Agreement, Renters Warehouse and Appreciate agree, from and after November 20, 2022, not to incur in excess of $25.0 million of indebtedness through and including the 90th day following the Prepayment Date without the prior written consent of Vellar.

A break-up fee equal to (i) all of Vellar’s reasonable and documented fees and expenses relating to the Forward Purchase Agreement capped at $50,000 plus (ii) $500,000, shall be payable by the Appreciate to Vellar in the event the Forward Purchase Agreement is terminated by PTIC II (collectively, the “Break-up Fee”).

Subsequent to entering into the Forward Purchase Agreement with Vellar, the Company and the Target entered into assignment and novation agreements with Polar Multi-Strategy Master Fund (“Polar”) and Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP and Meteora Capital Partners, LP (collectively “Meteora”), pursuant to which Vellar assigned its obligations as to 6,000,000 shares of the Class A Common Stock to be purchased under the Forward Purchase Agreement to each of Polar and Meteora. In accordance with and as contemplated by the Forward Purchase Agreement, Vellar, Polar and Meteora collectively purchased approximately 9,341,917 million shares of Class A Common Stock from stockholders prior to the Closing.

The description of the Forward Purchase Agreements, the Assignment and Novation Agreements and amendments thereto does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, copies of which are attached hereto as Exhibit 2.7, 2.8, 2.9, 2.10 and 2.11 and incorporated herein by reference.

Item 2.01. Completion of Acquisition of Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On the trading day following the Closing, the Company’s units ceased trading, and the Company’s Class A Common Stock and warrants to purchase Class A Common Stock of the Company began trading on the Nasdaq under the symbols “SFR” and “SFRWW,” respectively.

form 10 information

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as PTIC II was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of Appreciate and may include statements for the period following the consummation of the Business Combination. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company, as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company and include, but are not limited to, the following:

●	expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	our limited operating history as a combined company makes it difficult to evaluate our current business and future prospects;

●	our management team’s limited experience managing a public company;

●	the highly competitive industry that the Company serves, which is also subject to rapid technological and regulatory changes;

●	unfavorable market conditions, market uncertainty such as an increase in interest rates, economic downturns and/or public health outbreaks such as the COVID-19 pandemic;

●	failure to recover adequately on charges against property owners, subcontractors or suppliers for payment or performance;

●	the loss of one or more key customers, or a reduction in their demand for the Company’s services;

●	the seasonality of the Company’s business, which is affected by the spending patterns of the Company’s customers, as well as weather conditions and natural catastrophes;

●	the ability to recognize the anticipated benefits of the transactions contemplated by the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

●	the outcome of any known and unknown litigation and regulatory proceedings including any legal proceedings that may be instituted against the Company following the Business Combination;

●	system and information technology interruptions, data security breaches and /or other cyber-related risks;

●	failure to comply with environmental laws;

●	the Company’s need for additional capital and a significant amount of debt, service provider deferral agreements and debt defaults, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future, and which may prevent the Company from engaging in transactions that might benefit it due to its debt’s restrictive covenants; and

●	The Company’s status as a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifying for exemptions from certain corporate governance requirements, as a result of which you will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in the Company’s Definitive Proxy Statement. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K to reflect the occurrence of unanticipated events.

In addition, statements that the Company “believes” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this Current Report on Form 8-K, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Business

The business of the Company is described in the Definitive Proxy Statement in the section titled “Information About Appreciate” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Definitive Proxy Statement in the section titled “Risk Factors” and are incorporated herein by reference.

Financial Information

The selected statement of operations data of the Company for the years ended December 31, 2021 and December 31, 2020 and certain balance sheet data as of December 31, 2021 and December 31, 2020 are described in the Definitive Proxy Statement in the section titled “Selected Consolidated Financial and Other Data of Appreciate” and that information is incorporated herein by reference.

The selected statement of operations data of the Company as of September 30, 2022 and certain balance sheet data as of September 30, 2022 are described in the Company’s Form 10-Q filed with the SEC on November 8, 2022.

Information responsive to Item 2 of Form 10 is set forth in the Definitive Proxy Statement in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and that information is incorporated herein by reference.

Business and Properties

The business and facilities of Renters Warehouse and PTIC II prior to the Business Combination are described in the Definitive Proxy Statement in the section titled “Information About Renters Warehouse,” and “Information about PTIC II” which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock, of Appreciate following the Closing of the Business Combination by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of its Common Stock;

●	each of the Company’s named executive officers and directors;

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them.

	Appreciate Common Stock
Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock(1)	% of Total Voting Power

Executive Officers and Directors of Appreciate: (1)
Chris Laurence(2)	—	2,649,913	4.13%
Kevin Ortner(2)(3)	—	1,594,642	2.48%
Nolan Jacobson(2)	—	140,833	*
Todd Jable(2)	—	139,740	*
M. Joseph Beck(2)	1,076,441	—	1.68%
Gloria Fu	45,877	—	*
Douglas Bergeron(4)	—	—	—
William Bush	—	—	—
Laurie A. Hawkes	—	—	—
Marcy Haymaker(4)	—	—	—
Scott Honour(4)	—	—	—
All executive officers and directors of Appreciate as a group (11 individuals) (4)	1,122,318	4,525,128	8.79%
Five Percent Holders:
NPG/Lake Street(2)(4)	—	21,466,227	33.42%
Entities affiliated with Meteroa Capital(5)	3,165,881	—	4.93%
Entities affiliated with Polar(6)	3,108,715	—	4.84%
Entities affiliated with Vellar(7)	3,067,321	—	4.78%

*	Less than 1%.
(1)	Shares of Appreciate Class B Common Stock may together with the corresponding NewCo LLC Class B Units, be exchanged for shares of Appreciate Class A Common Stock.
(2)	Unless otherwise noted, the business address of each of the directors and officers and NPG/Lake Street is c/o Appreciate Holdings, Inc., 6101 Baker Road, Suite 200, Minnetonka, Minnesota 55345.
(3)	Represents 573,688 shares of Appreciate Class B Common Stock held directly and a 50% beneficial interest in 262,907 and 778,984 shares of Appreciate Class B Common Stock held by Tatanka, LLC and RWA Holdings, Inc. Mr. Ortner shares voting and investment control over the shares held by these entities and disclaims beneficial ownership of the other 50% beneficial interest in the shares.
(4)	Lake Street Landlords, LLC (“LSL”) and LSS Sustainable SPAC LLC (“LSS”) are the record owner of 20,132,807 and 1,333,420 shares of Class B Common Stock respectively and Northern Pacific Group GP I, LLC (“NPG”) holds voting and investment control over both entities. Mr. Honour is a managing partner of NPG. Mr. Honour, Ms. Haymaker and Mr. Bergeron disclaim beneficial ownership of the 378,912, 3,407,880 and 2,039,288 shares of Appreciate Class B Common Stock indirectly held by them respectively as a result of their ownership of interest in Northern Pacific Growth Investment Partners, L.P., LSL and LSS. Such shares are not included in the individual ownership listings for Mr. Honour, Ms. Haymaker and Mr. Bergeron.
(5)	Consists of (i) 614,814 shares of Appreciate Class A Common Stock held by Meteora Special Opportunity Fund I, LP (“MSOF”), (ii) 980,473 shares of Appreciate Class A Common Stock held by Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) 1,570,594 shares of Appreciate Class A Common Stock held by Meteora Capital Partners, LP (“MCP”). Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to MSOF, MSTO and MCP. Voting and investment power over the shares held by MSOF, MSTO and MCP resides with its investment manager, Meteora Capital, LLC (“Meteora Capital”). Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares of Appreciate Class A Common Stock held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The business address of each of MSOF, MSTO, MCP, Meteora Capital and Mr. Mittal is 840 Park Drive East, Boca Raton, FL 33444.
(6)	Consists of 3,108,715 shares of Appreciate Class A Common Stock held by Polar Multi-Strategy Master Fund. Polar Asset Management Partners Inc. serves as investment advisor to Polar Multi-Strategy Master Fund and may be deemed to be the beneficial owner of the shares held by such entity. The business address of each of Polar Multi-Strategy Master Fund and Polar Asset Management Partners Inc. is 16 York Street, Suite 2900, Toronto, Ontario M5J 0E6.
(7)	Consists of 3,067,321 shares of Appreciate Class A Common Stock held by Vellar Opportunity Fund SPV LLC – Series 9. The business address of Vellar Opportunity Fund SPV LLC – Series 9 is 3 Columbus Circle, 24th Floor, New York NY 10019.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Definitive Proxy Statement in the section titled “Management Following the Business Combination” and is incorporated herein by reference.

Executive Compensation

The executive compensation of the Company’s executive officers and directors is described in the Definitive Proxy Statement in the section titled “Management Following the Business Combination—Non Employee Director Compensation” and “Management Following the Business Combination—Executive Compensation” and is incorporated herein by reference.

Effective November 29, 2022, the named executive officers entered into the employment agreement amendments attached hereto as Exhibits 10.12, 10.13, 10.14 and 10.15, pursuant to which the base salaries of the named executive officers were increased to $500,000 for Mr. Laurence, $400,000 for Mr. Ortner, $300,000 for Mr. Jable, and $300,000 for Mr. Jacobson. If Renters Warehouse generates (i) $75 million in gross revenue and (ii) $5 million in EBITDA for the last twelve (12) months, the base salaries will be increased to $600,000, $450,000, $350,000 and $350,000, respectively. The base salaries will be reviewed and subject to adjustment, at least annually, by the Compensation Committee.

The information set forth under the heading “2022 Equity Incentive Plan of Appreciate Holdings, Inc.” in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of the Company are described in the Definitive Proxy Statement in the section titled “Certain Relationships and Related Transactions” and are incorporated herein by reference. Director independence is described in the Definitive Proxy Statement in the section titled “Management Following the Business Combination” and that information is incorporated herein by reference.

Legal Proceedings

The Company’s legal proceedings are described in the Definitive Proxy Statement in the sections titled “Information about PTIC II—Legal Proceedings” and “Information About Renters Warehouse—Legal Proceedings” and are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s Class A Common Stock and Warrants began trading on the Nasdaq under the symbols “SFR” and “SFRWW,” respectively, subject to ongoing review of the Company’s satisfaction of all listing criteria post-Business Combination. The Company has not paid any cash dividends on its shares of Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future. Further, the Company’s ability to declare dividends may be limited by restrictive covenants in indebtedness agreements.

Information regarding Appreciate’s common stock and warrants and related stockholder matters are described in the Definitive Proxy Statement in the section titled “Market Price, Ticker Symbol and Dividend Information” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the issuance of common stock and warrants to purchase common stock.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Definitive Proxy Statement in the section titled “Description of Appreciate’s Capital Stock” and is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K concerning indemnification agreements entered into with each of the Company’s directors and executive officers.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements and supplementary data of PTIC II and Appreciate as well as information referenced under the title “Financial Information” above.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of PTIC II and Appreciate as well as information referenced under the title “Financial Information” above.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Various material financial obligations of the Company were revised by the Omnibus Amendment, June 2022 Amendment and September 2022 Amendment, as summarized in Item 1.01 of this Current Report on Form 8-K, which is hereby incorporated by reference. This summary is qualified in its entirety by reference to (i) the Omnibus Amendment, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference, (ii) the June 2022 Amendment, which is included as Exhibit 10.5 to this Current Report on Form 8-K as is incorporated herein by reference, and (iii) the September 2022 Amendment, which included as Exhibit 10.6 to this Current Report on Form 8-K as is incorporated herein by reference.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the Bridgewater Amendment and the Service Provider Agreements and such disclosure is incorporate herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Class A Common Stock

Upon the Closing, the Company issued 250,000 shares of Appreciate Class A Common Stock to Northland Securities, Inc. in connection with the Closing of the Business Combination. The issuance was made to Northland Securities, Inc., an accredited investor, in reliance on Rule 506 of Regulation D under the Securities Act.

Class B Common Stock

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Upon the Closing, the Company issued 31,200,000 shares of Appreciate Class B Common Stock to the Rolling Renters Warehouse Unitholders in connection with the Closing of the Business Combination. The issuance was made to the Rolling Renters Warehouse Unitholders, each of whom is an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Preferred Stock

Upon the Closing, the Company will have the right to issue 1,000,000 shares of Preferred Stock, par value $0.0001 as is described under the Definitive Proxy Statement in the section titled “Description of Appreciate’s Capital Stock” and is incorporated herein by reference.

Service Provider Agreements

To the extent responsive to this item, reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning shares of Class A Common Stock that may be issued pursuant to the Service Provider Agreements and is incorporated herein by reference. Such issuances, if they occur, are exempt transactions and will be made in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders

Amended and Restated Certificate of Incorporation

Immediately prior to the Closing of the Business Combination, PTIC II’s certificate of incorporation, dated November 29, 2022 (the “Charter”), was further amended and restated to:

(a)	change the post-combination company’s name to Appreciate Holdings, Inc., and remove certain provisions related to PTIC II’s status as a blank check company;

(b)	provide that any amendment to the Charter may only be amended by the affirmative vote of 80% of the total voting power of all shares entitled to vote generally in the election of directors;

(d)	provide that shares of Class B Common Stock shall be permitted to exchange one (1) share of Class B Common Stock for one (1) share of Class A Common Stock;

(e)	provide that shares of Class B Common Stock do not participate in dividends or distributions declared by the Board;

(f)	provide that the Board of Directors (acting by affirmative, majority vote) will be authorized to adopt, amend, alter or repeal the Bylaws, provided that the stockholders may also adopt, amend or repeal the Bylaws by the affirmative vote of the holders of at least 66 2/3 of the voting power of all shares entitled to vote generally in the election of directors;

(g)	add that any action required or permitted to be taken by the stockholders must be effected at a duly called meeting of the stockholders, provided that if the Board of Directors approves an action by unanimous consent, stockholders may take action by written consent;

(h)	opts out of Section 203 of Delaware General Corporation Law, but provides for other restrictions regarding takeovers by interested stockholders;

(i)	provide that special meetings of stockholders may be called at any time only by the Chairman of the board of directors, or a majority of the directors, or any stockholder holding at least 25% of the issued and outstanding capital stock; and

(j)	waives the corporate opportunities obligations, but only with respect to certain non-employee members of the Board of Directors and certain specified stockholders.

As reported in Item 5.07 of this Current Report on Form 8-K, the PTIC II stockholders approved this amendment and restatement of the Charter at the Special Meeting. This summary is qualified in its entirety by reference to the text of the second amended and restated certificate of incorporation, which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Amended and Restated Bylaws

In connection with the Closing of the Business Combination, the Company’s bylaws were amended and restated to reflect the Company’s name change in connection with the Business Combination and to provide for the go-forward governance of the Company in a manner consistent with the Investor Rights Agreement, the Company’s Amended and Restated Certificate of Incorporation and applicable law. This summary is qualified in its entirety by reference to the text of the amended and restated bylaws of the Company, which is included as Exhibit 3.2 hereto and incorporated herein by reference.

Item 4.01. Changes in Registrant’s Certifying Accountants.

On November 29, 2022, after the recommendation of the Audit Committee of the Board, the Board approved the engagement of Boulay PLLP (“Boulay”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2022. Boulay previously served as the independent registered public accounting firm of Renters Warehouse prior to the Business Combination. Accordingly, Withum Smith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Business Combination was informed that it would be replaced as the Company’s independent registered public accounting firm.

Withum’s report on PTIC II’s financial statements as of and for the year ended December 31, 2021 and for the period from August 6, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainties, audit scope, or accounting principles, except that Withum’s report contained an explanatory paragraph which noted that there was substantial doubt about PTIC II’s ability to continue as a going concern. During the period from August 6, 2020 (inception) through December 31, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between PTIC II and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

During the period from August 6, 2020 (inception) through December 31, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures made by the Company set forth above, and, if not, stating the respects in which it does not agree.

During the period from August 6, 2020 (inception) through December 31, 2021, PTIC II did not consult with Boulay regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of PTIC II or Appreciate, and no written report or oral advice was provided to PTIC II by Boulay that Boulay concluded was an important factor considered by Appreciate in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Definitive Proxy Statement in the section titled “Proposal 2. The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 33,027,506 shares of Class A Common Stock and 31,200,000 shares of Class B Common Stock of the Company outstanding, not including Earnout Shares. As of such time, our executive officers and directors and their affiliated entities held 27,113,673 or 42.22% of such outstanding shares of Common Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

The following persons are serving as executive officers and directors of the Company upon the Closing, with four (4) having been named as executive officers effective upon the Closing on November 29, 2022 and each of the directors having been elected by the PTIC II stockholders to the board at the Special Meeting held November 18, 2022. For biographical and current compensatory information concerning the executive officers and directors, see the disclosure in the Definitive Proxy Statement in the sections titled “Management Following the Business Combination” which is incorporated herein by reference.

Name	Age	Position
Non-Employee Directors
Laurie A. Hawkes	65	Chairman
M. Joseph Beck	36	Director
Gloria Fu	50	Director
Douglas Bergeron	61	Director
Scott Honour	55	Director
William Bush	57	Director
Marcy Haymaker	34	Director
Executive Officers
Christopher Laurence	55	Chief Executive Officer and Director
Kevin Ortner	38	President
Nolan Jacobson	38	Chief Financial Officer
Todd Jable	51	Chief Technology Officer and Chief Operating Officer

Pursuant to the Business Combination Agreement, the entire board of directors consists of eight (8) individuals, a majority of whom are independent directors in accordance with the requirements of the Nasdaq. The Company’s board of directors consists of two Class I directors, three Class II directors and three Class III directors. The Class I directors, Class II directors, and Class III directors elected to the board upon the Closing on November 29, 2022 have terms that expire at our annual meeting of stockholders in one year, two years, and three years, respectively, or, in each case, until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.

2022 Equity Incentive Plan of Appreciate Holdings, Inc.

On October 27, 2022, PTIC II’s board of directors approved the 2022 Equity Incentive Plan of Appreciate Holdings, Inc. (“Equity Incentive Plan”). Subsequently, the PTIC II stockholders approved the Equity Incentive Plan at the Special Meeting (as defined below). For more information about the results of this stockholder vote, see the information set forth with respect to Proposal 6 under the heading “Proposal No. 6—The Equity Incentive Plan Proposal” in Item 5.07 of this Current Report on Form 8-K. The Equity Incentive Plan became effective immediately upon the Closing of the Business Combination. The purpose of the Equity Incentive Plan is to advance the interests of Appreciate and increase stockholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees, directors and consultants upon whose efforts and judgment its success is largely dependent. No awards have been issued pursuant to the Equity Incentive Plan.

A summary of the terms of the Equity Incentive Plan is set forth in the Definitive Proxy Statement in the Section titled “Proposal 6. The Equity Incentive Plan Proposal.” That summary of the Equity Incentive Plan is qualified in its entirety by reference to that text of the Equity Incentive Plan, which is filed as Exhibit 10.10 hereto, and is incorporated herein by reference to this Current Report on Form 8-K.

Executive Compensation

The information regarding the compensation of the Company’s executive officers set forth under the heading “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Indemnification Agreements for Company Directors and Officers

PTIC II has entered into indemnification agreements with each of its executive officers and directors. These agreements require PTIC II to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to PTIC II, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Appreciate plans to enter into indemnification agreements with each of its directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law (collectively, the “Indemnification Agreements”).

The foregoing description of the Indemnification Agreements is not complete and is subject to, and qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is included as Exhibit 10.11 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 to this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05. Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 29, 2022, in connection with the Closing, the Company’s board of directors ratified and readopted PTIC II’s code of ethics (the “Code”) applicable to the Company’s employees, officers and directors. The Code clarifies (i) the types of permitted conduct under the Code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code. We intend to post any amendments to or any waivers from a provision of the Code on our website.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Definitive Proxy Statement in the section titled “Proposal 2: The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

PTIC II held its special meeting of stockholders on November 18, 2022 (the “Special Meeting”). On October 4, 2022 (the “Record Date”), the record date for the Special Meeting, there were 28,750,000 shares of PTIC II’s Common Stock entitled to vote at the Special Meeting, of which 23,000,000 were issued and outstanding shares of PTIC II Class A Common Stock. At the Special Meeting, holders of 21,415,251 shares of PTIC II’s common stock were present, either virtually in person or by proxy, collectively representing 74.488% of the voting power of PTIC II’s outstanding voting capital stock as of the date of the Special Meeting, and constituting a quorum for the transaction of business at the Special Meeting.

The PTIC II stockholders approved the PTIC II Charter Amendment Proposal, the Business Combination Proposal, the Appreciate Charter Proposal, the Advisory Governing Documents Proposals, the Nasdaq Proposal and the Equity Incentive Plan Proposal (each as defined in the Proxy Statement). As set forth in the Proxy Statement, the Adjournment Proposal (as defined in the Proxy Statement) would only be presented to PTIC II stockholders, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Special Meeting. As each of the other Proxy Statement proposals passed, there was no need to present the Adjournment Proposal to the PTIC II stockholders.

The voting results for each proposal were as follows:

Proposal No. 1—The PTIC II Charter Amendment Proposal

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
20,021,244	1,378,262	15,745	0

Proposal No. 2—The Business Combination Proposal:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
20,021,244	1,378,293	15,714	0

Proposal No. 3—The Appreciate Charter Proposal

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
20,021,275	1,378,262	15,714	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4A

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
20,021,275	1,378,262	15,714	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4B

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
20,021,275	1,378,262	15,714	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4C

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
20,021,944	1,378,593	15,714	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4D

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
19,053,874	2,345,363	16,014	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4E

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
18,723,642	2,345,363	346,246	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4F

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
20,020,944	1,378,293	16,014	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4G

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
19,918,408	1,480,829	16,014	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4H

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
19,054,206	2,345,331	15,714	0

Proposal No. 4—The Advisory Governing Documents Proposals - Proposal 4I

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
18,723,674	2,345,331	346,246	0

Proposal No. 5—The Nasdaq Proposal

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
19,388,446	2,011,091	15,714	0

Proposal No. 6—The Equity Incentive Plan Proposal

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
18,723,638	2,345,336	346,277	0

In connection with the Business Combination, holders of 13,060,906 shares of PTIC II Class A Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.08 per share, for an aggregate redemption amount of approximately $131,671,019.

Item 7.01. Regulation FD Disclosure

On November 29, 2022, Appreciate issued a press release announcing the Closing. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Exchange Act, Appreciate is a successor issuer to PTIC II. Appreciate hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Definitive Proxy Statement on pages F-38 through F-85, which are incorporated herein by reference.

Appreciate will file an amendment to this Current Report on Form 8-K that includes its unaudited combined financial statements as of and for the nine months ended September 30, 2022 once such financial statements become available.

(b) Pro Forma Financial Information.

Information responsive to Item 9.01(b) of Form 8-K is set forth in the financial statements included in the Definitive Proxy Statement on pages 172 through 187, which are incorporated herein by reference.

Appreciate will file an amendment to this Current Report on Form 8-K that includes its unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2022 once such financial statements become available.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and (b) and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits.

Exhibit	Description
2.1†	Business Combination Agreement, dated as of May 17, 2022, by and among PropTech Investment Corporation II, RW National Holdings, LLC, and Lake Street Landlords, LLC (Incorporated by reference to Exhibit 2.1 of the registrant’s Form 8-K filed with the SEC on May 17, 2022)

2.2	First Amendment to Business Combination Agreement, dated as of May 27, 2022, by and among PropTech Investment Corporation II, RW National Holdings, LLC, and Lake Street Landlords, LLC (Incorporated by reference to Exhibit 2.2 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2022)

2.3	Second Amendment to Business Combination Agreement, dated as of July 14, 2022, by and among PropTech Investment Corporation II, RW National Holdings, LLC, and Lake Street Landlords, LLC (Incorporated by reference to Exhibit 2.3 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2022)

2.4	Third Amendment to Business Combination Agreement, dated as of September 7, 2022, by and among PropTech Investment Corporation II, RW National Holdings, LLC, and Lake Street Landlords, LLC (Incorporated by reference to Exhibit 2.4 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2022)

2.5	Fourth Amendment to Business Combination Agreement, dated as of October 15, 2022, by and among PropTech Investment Corporation II, RW National Holdings, LLC, and Lake Street Landlords, LLC (Incorporated by reference to Exhibit 2.4 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2022)

2.6	Fifth Amendment to Business Combination Agreement, dated as of November 4, 2022, by and among PropTech Investment Corporation II, RW National Holdings, LLC, and Lake Street Landlords, LLC (Incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K filed with the SEC on November 10, 2022)

2.7	Forward Purchase Agreement, dated November 20, 2022, by and between Vellar Opportunity Fund and PropTech Investment Corporation II (Incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K/A filed with the SEC on November 21, 2022)

2.8*	Forward Purchase Agreement Confirmation Amendment by and among Vellar Opportunity fund SPV LLC – Series 9, PropTech Investment Corporation II and RW National Holdings, LLC dated as of November 29, 2022

2.9*	Amendment, Assignment and Novation Agreement by and among Vellar Opportunity Fund SPV LLC – Series 9, Polar Multi-Strategy Master Fund, PropTech Investment Corporation II, and RW National Holdings, LLC, as of November 23, 2022

2.10*	Amendment to that certain Amendment, Assignment and Novation Agreement by and among Vellar Opportunity Fund SPV LLC – Series 9, Polar Multi-Strategy Master Fund, PropTech Investment Corporation II and RW National Holdings, LLC as of November 29, 2022

2.11*	Assignment and Novation Agreement by and among Vellar Opportunity Fund SPV LLC – Series 9, Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP, PropTech Investment Corporation II, and RW National Holdings, LLC, as of November 21, 2022.

3.1*	Second Amended and Restated Certificate of Incorporation of Appreciate Holdings, Inc.

3.2*	Amended and Restated Bylaws of Appreciate Holdings, Inc.

3.3*	Amended and Restated Limited Liability Company Agreement of Appreciate Intermediate Holdings, LLC, dated as of November 29, 2022.

4.1*	Form of Specimen Class A Common Stock Certificate

4.2*	Form of Specimen Class B Common Stock Certificate

4.3*	Form of Specimen Warrant Certificate

10.1*	Tax Receivable Agreement, dated as of November 29, 2022, by and among Appreciate Holdings, Inc., the TRA Party Representative and the TRA Parties

10.2*	Investor Rights Agreement, dated November 29, 2022, by and among Appreciate Holdings, Inc., the Equityholder Representative, the Sponsor Representative, the Sponsors, the Sellers and the Other Holders (each as defined in the Investor Rights Agreement)

10.3*	[Intentionally left blank.]

10.4	Common Stock Purchase Agreement, dated as of May 17, 2022, by and among CF Principal Investments LLC, and PropTech Investment Corporation II (Incorporated by reference to Exhibit 10.5 of the registrant’s Form 8-K filed with the SEC on May 17, 2022)

10.5*	Registration Rights Agreement, dated as of November 29, 2022, by and among CF Principal Investments LLC, and RW National Holdings, LLC.

10.6*	Omnibus Amendment to Securities Purchase Agreement and 12% Secured Promissory Note Among RW National Holdings LLC, RW OpCo LLC and St. Cloud Capital Partners III SBIC, LP dated May 16, 2022

10.7*	Letter Amendment to Omnibus Amendment dated June 30, 2022

10.8*	Letter Amendment to Omnibus Amendment dated September 16, 2022

10.9*	Amendment No. 1 to Loan Agreements by and between Bridgewater Bank, RW National Holdings LLC and RW OA Acquistion LLC as of November 20, 2022

10.10*#	2022 Equity Incentive Plan of Appreciate Holdings, Inc.

10.11*#	Form of Indemnification Agreement

10.12*#	Amendment to Employment Agreement between RW National Holdings, LLC and Christopher Laurence, dated as of November 29, 2022.

10.13*#	Amendment to Employment Agreement between RW National Holdings, LLC and Kevin Ortner, dated as of November 29, 2022.

10.14*#	Amendment to Employment Agreement between RW National Holdings, LLC and Nolan Jacobson, dated as of November 29, 2022.

10.15*#	Amendment to Employment Agreement between RW National Holdings, LLC and Todd Jable, dated as of November 29, 2022.

14.1*	Appreciate Holdings, Inc. Code of Ethics

16.1*	Letter from Withum Smith+Brown, PC to the Securities and Exchange Commission dated December 5, 2022.

99.1*	Press release, dated November 29, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

#	Indicates a management contract or compensatory plan, contract or arrangement.

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish in a supplementary fashion a copy of such omitted materials to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2022	By:	/s/ Christopher Laurence
	Name:	Christopher Laurence
	Title:	Chief Executive Officer